Exhibit 99.2

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PARLUX FRAGRANCES, INC.
Proxy for Special Meeting of Stockholders to be Held on April 17, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of Parlux Fragrances, Inc. (the “Company”) acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying joint proxy statement/prospectus for the Special Meeting and, revoking all prior proxies, hereby appoints Messrs. Frederick E. Purches and Raymond J. Balsys with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned on March 1, 2012 at the Special Meeting of Stockholders to be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, FL, 33334, on April 17, 2012, at 10:00 a.m. Eastern Time or any adjournment or postponement hereof.

Directions to Special Meeting of Stockholders

If you require directions to the Special Meeting, you may contact the Office of our Secretary by calling (954) 316-9008 or visit our website at www.parlux.com

This Proxy should be dated, signed by the stockholder(s) exactly as the name appears on the envelope in which this material was mailed, and returned at the earliest convenience in the enclosed return envelope. Persons signing in a fiduciary capacity should so indicate.

(Continued and to be signed on the reverse side.)

■	14475	■

SPECIAL MEETING OF STOCKHOLDERS OF

PARLUX FRAGRANCES, INC.

April 17, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, joint proxy statement/prospectus, and the proxy card are available at http://www.parlux.com/corporate/index.html.
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 00030030030000000000 5	041712

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	Approval and adoption of the Agreement and Plan of Merger, dated December 23, 2011 (as it may be amended from time to time), among Perfumania Holdings, Inc., Parlux, and PFI Merger Corp., a wholly owned subsidiary of Perfumania, under which Parlux will become a wholly owned subsidiary of Perfumania.	☐	☐	☐

		2.	Approval, on an advisory and non-binding basis, of certain compensation payable to certain executive officers of Parlux in connection with the merger described in the first proposal.	☐	☐	☐

3.

Approval of the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the first proposal described above.

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		4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■